UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2005

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 8, 2005, the Board of Directors amended the Executive Severance Policy to eliminate the eligibility of the Chairman of the Board, who as of that date is no longer an executive officer of the Company, from participating under that Policy. The Executive Severance Policy, as so amended, is filed as Exhibit 10.1 to this report.

Item 2.02	Results of Operations and Financial Condition.
     On August 8, 2005, we issued a press release and held a conference call announcing our financial results for the quarter ended June 30, 2005. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On August 8, 2005, James E. Rottsolk, retired from his positions as Chief Executive Officer and as Chairman of the Board.
(c) On August 8, 2005, the Cray Board of Directors appointed Peter J. Ungaro, President of Cray Inc., as Chief Executive Officer. There was no modification to Mr. Ungaro’s compensation with this appointment.
     Mr. Ungaro, 36, has served as President since March 2005; he previously served as Senior Vice President responsible for sales, marketing and services since September 2004 and before then served as Vice President responsible for sales and marketing from when he joined us in August 2003. Prior to joining us, he served as Vice President, Worldwide Deep Computing Sales for IBM. Prior to that assignment, he was IBM’s vice president, worldwide high performance computing sales. He also held a variety of other sales leadership positions since joining IBM in 1991. Mr. Ungaro received a B.A. in business administration from Washington State University in 1990.
(d) On August 8, 2005, the Cray Board of Directors elected Peter J. Ungaro as a Director of the Company. Mr. Ungaro was not appointed to any committee of the Board. The Cray Board of Directors also appointed Stephen C. Kiely, formerly Lead Director, as Chairman of the Board.

Item 5.03	Amendments to the Articles of Incorporation of Bylaws: Change in Fiscal Year.
     On August 8, 2005, the Board of Directors amended the Bylaws of the Company to increase the number of Directors from nine to ten, to provide that the Chairman of the Board is not an officer of the Company and to provide that the President is the Chief Executive Officer of the Company.

     A copy of the Bylaws as so amended is filed as Exhibit 3.1 to this report.

Item 7.01	Regulation FD Disclosure.
     On August 8, 2005, we issued two press releases, one regarding our financial results for the quarter ended June 30, 2005, and the second relating to the appointment of Peter J. Ungaro as Chief Executive Officer, the appointment of Stephen C. Kiely as non-executive Chairman of the Board and the retirement of James E. Rottsolk as Chairman and Chief Executive Officer. A copy of each press release is being “furnished” as Exhibits 99.1 and 99.2 to this report, respectively, and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

3.1	Restated and Amended Bylaws, as amended on August 8, 2005

10.1	Executive Severance Policy, as amended on August 8, 2005

99.1	Press Release, dated August 8, 2005, regarding financial results for the quarter ended June 30, 2005

99.2	Press Release, dated August 8, 2005, regarding certain management changes
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 10, 2005	Cray Inc.
	By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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